                       TORTOISE ENERGY CAPITAL CORPORATION

                               MOODY'S GUIDELINES

     Below is set forth for Tortoise Energy Capital Corporation (the "Company")
the Moody's Guidelines, as defined in the Indenture and Supplemental Indenture
(collectively, the "Indenture") of the auction rate senior notes (the "Tortoise
Notes"). Capitalized terms not defined herein shall have the same meanings as defined in the Indenture. Moody's may amend, alter or change these Moody's
Guidelines, in its sole discretion, provided however, that Moody's provide any such amendments, alterations or changes to the Company in writing.

1.   CERTAIN OTHER RESTRICTIONS.

     For so long as any principal amount of Tortoise Notes is Outstanding and
Moody's is then rating the Tortoise Notes, the Company will not, unless it has received written confirmation from Moody's (if Moody's is then rating Tortoise
Notes), that any such action would not impair the rating then assigned by such rating agency to a series of Tortoise Notes, engage in any one or more of the following transactions:

     a.   write unsecured put or uncovered call options on portfolio securities;

     b.   issue additional series of Tortoise Notes or any class or series of shares ranking prior to or on a parity with Tortoise Notes with respect to the payment of interest and principal or the distribution of assets upon dissolution, liquidation or winding up of the Company, or reissue any Tortoise Notes previously purchased or redeemed by the
          Company;

     c.   engage in any short sales of securities;

     d.   lend portfolio securities; or

     e.   merge or consolidate into or with any other corporation.

2.   COMPLIANCE PROCEDURES FOR ASSET MAINTENANCE TESTS.

     a. The Company shall deliver to Moody's (if Moody's is then rating Tortoise
Notes), a certificate with respect to the calculation of the Tortoise Notes
Basic Maintenance Amount (a "Tortoise Notes Basic Maintenance Certificate") as
of (A) the Original Issue Date, (B) the last Valuation Date of each month, (C)
any date requested by any rating agency, (D) a Business Day on or before any
Asset Coverage Cure Date relating to the Company's cure of a failure to meet the
Tortoise Notes Basic Maintenance Amount test, (E) any day that common shares, preferred shares or Tortoise Notes are redeemed and (F) any day the Eligible
Assets have an aggregate discounted value less than or equal to 115% of the
Tortoise Notes Basic Maintenance Amount. Such Tortoise Notes Basic Maintenance
Certificate shall be delivered in the case of clause (i)(A) above on or before the seventh Business Day following the Original Issue Date and in the case of all other clauses above on or before the seventh Business Day after the relevant
Valuation Date or Asset Coverage Cure Date.

     b. The Company shall deliver to Moody's (if Moody's is then rating Tortoise
Notes), a certificate with respect to the calculation of the 1940 Act Tortoise
Notes Asset Coverage and the value of the portfolio holdings of the Company (a
"1940 Act Tortoise Notes Asset Coverage Certificate") (i) as of the Original
Issue Date, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of the Business Day on or before the Asset Coverage Cure
Date relating to the failure to satisfy the 1940 Act Tortoise Notes Asset
Coverage. Such 1940 Act Tortoise Notes Asset Coverage Certificate shall be delivered in the case of clause (i) above on or before the seventh Business Day following the Original Issue Date and in the case of clause (ii) above on or before the seventh Business Day after the relevant Valuation Date or the Asset
Coverage Cure Date. The certificates of (a) and (b) of this Section may be combined into a single certificate.

     c. Within ten Business Days of the Original Issue Date, the Company shall deliver to the Auction Agent and Moody's (if Moody's is then rating Tortoise
Notes), a letter prepared by the Company's independent accountants (an
"Accountant's Certificate") regarding the accuracy of the calculations made by the Company in the Tortoise Notes Basic Maintenance Certificate and the 1940 Act
Tortoise Notes Asset Coverage Certificate required to be delivered by the
Company as of the Original Issue Date. Within ten Business Days after the last
Valuation Date of each fiscal year of the Company on which a Tortoise Notes
Basic Maintenance Certificate is required to be delivered, the Company will deliver to the Auction Agent and Moody's (if Moody's is then rating Tortoise
Notes), an Accountant's Certificate regarding the accuracy of the calculations made by the Company in such Tortoise Notes Basic Maintenance Certificate. Within ten Business Days after the last Valuation Date of each fiscal year of the
Company on which a 1940 Act Tortoise Notes Asset Coverage Certificate is
required to be delivered, the Company will deliver to the Auction Agent and
Moody's (if Moody's is then rating Tortoise Notes), an Accountant's Certificate regarding the accuracy of the calculations made by the Company in such 1940 Act
Tortoise Notes Asset Coverage Certificate. In addition, the Company will deliver to the relevant persons specified in the preceding sentence an Accountant's
Certificate regarding the accuracy of the calculations made by the Company on each Tortoise Notes Basic Maintenance Certificate and 1940 Act Tortoise Notes
Asset Coverage Certificate delivered pursuant to clause (iv) of paragraph (a) or clause (ii)(B) of paragraph (b) of as the case may be, within ten days after the relevant Asset Coverage Cure Date. If an Accountant's Certificate delivered with respect to an Asset Coverage Cure Date shows an error was made in the Company's report with respect to such Asset Coverage Cure Date, the calculation or determination made by the Company's independent accountants will be conclusive and binding on the Company with respect to such reports. If any other
Accountant's Certificate shows that an error was made in any such report, the calculation or determination made by the Company's independent accountants will be conclusive and binding on the Company; provided, however, any errors shown in the Accountant's Certificate filed on a quarterly basis shall not be deemed to be a failure to maintain the Tortoise Notes Basic Maintenance Amount on any prior Valuation Dates.

     d. The Accountant's Certificates referred to in paragraph (c) will confirm, based upon the independent accountant's review, (i) the mathematical accuracy of the calculations reflected in the related Tortoise Notes Basic Maintenance
Amount and 1940 Act Tortoise Notes Asset Coverage Certificates, as the case may be, and (ii) that the Company determined whether the Company had, at such
Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount in accordance with the Indenture.

3.   DEFINITIONS.

     a. "APPROVED PRICE" means the "fair value" as determined by the Company in accordance with the valuation procedures adopted from time to time by the Board of Directors of the Company and for which the Company receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

     b. "BANK LOANS" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

     c. "TORTOISE NOTES BASIC MAINTENANCE AMOUNT" as of any Valuation Date means the dollar amount equal to:

          (i) the sum of (A) the product resulting from multiplying the number of Outstanding Tortoise Notes on such date by $25,000 plus any redemption premium; (B) the aggregate amount of interest that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the first Interest Payment Date that follows such Valuation Date (or to the
     30th day after such Valuation Date, if such 30th day occurs before the first following Interest Payment Date); (C) the amount of anticipated
     Company non-interest expenses for the 90 days subsequent to such Valuation
     Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Tortoise Notes plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; and (E) any current liabilities, payable during the 30 days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with

                                       2

     respect to Tortoise Notes or Preferred Shares for which a Notice of
     Redemption has been given, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(D); less

          (ii) the sum of any cash plus the value of any of the Company's assets irrevocably deposited by the Company for the payment of any (i)(B) through
     (i)(E) ("value," for purposes of this clause (ii), means the Discounted
     Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S.
     Government or is rated at least P-1 by Moody's, it will be valued at its face value).

     d. "MOODY'S DISCOUNT FACTOR" means, for purposes of determining the
Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. In addition to the reporting required above in Section 2 above, the
Company must notify Moody's if the portfolio coverage ratio of the Discounted
Value of Moody's Eligible Assets to liabilities is less than 150%. Computation of the Tortoise Notes Basic Maintenance Amount test requires the use of the diversification table under Section 3(e) below prior to applying the Moody's
Discount Factors noted below and after identifying Moody's Eligible Assets. The
Moody's Discount Factor for any Moody's Eligible Asset, other than the securities set forth below, will be the percentage provided in writing by
Moody's.

          (i) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below (non convertibles).

                                                              Moody's Rating Category
----------------------------- ----------------------------------------------------------------------------------------
    Term to Maturity of           AAA          AA           A          BAA          BA            B       Unrated(2)
    -------------------           ---          --           -          ---          --            -       -------
Corporate Debt Security (1)
----------------------------- ------------ ------------ ---------- ------------ ------------ ------------ ------------

1 year or less.............      109%         112%        115%        118%         137%         150%         250%
2 years or less (but longer       115          118         122         125          146          160          250
than 1 year................
3 years or less (but longer       120          123         127         131          153          168          250
than 2 years)..............
4 years or less (but longer       126          129         133         138          161          176          250
than 3 years)..............
5 years or less (but longer       132          135         139         144          168          185          250
than 4 years)..............
7 years or less (but longer       139          143         147         152          179          197          250
than 5 years)..............
10 years or less (but             145          150         155         160          189          208          250
longer than 7 years).......
15 years or less (but             150          155         160         165          196          216          250
longer than 10 years)......
20 years or less (but             150          155         160         165          196          228          250
longer than 15 years)......
30 years or less (but             150          155         160         165          196          229          250
longer than 20 years)......
Greater than 30 years             165          173         181         189          205          240          250
------------------------------

(1)  The Moody's Discount Factors above for corporate debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2)  Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Company

                                       3

     will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value.
     However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and
     Fitch will be accepted at the lower of the two ratings.

          For corporate debt securities that do not pay interest in U.S.
     dollars, the company sponsor will contact Moody's to obtain the applicable currency conversion rates.

          (ii) Preferred stock: The Moody's Discount Factor for taxable preferred stock shall be:

                  Aa.......................................          150%
                  Aa.......................................          155%
                  A........................................          160%
                  Baa......................................          165%
                  Ba.......................................          196%
                  B........................................          216%
                  Less than B or Not Rated.................          250%

          Preferred stock whose dividends are eligible for the dividends received deduction under the Code ("DRD") will be assigned a different
     Moody's Discount Factor. Investment grade DRDs will be given a 165% Moody's
     Discount Factor and non-investment grade DRDs will receive a 216% Moody's
     Discount Factor.

          (iii) Common stock:

                   Common Stocks                     Utility                 Industrial              Financial
                   -------------                     -------                 ----------              ---------

         7 week exposure period.........              170%                      264%                   241%

          (iv) Convertible securities (including convertible preferreds):

                  Equity- the convertibles is this group would have a delta that ranges between 1-.8. For investment grade bonds the discount factor would be 195% and for below investment grade securities the discount factor would be 229%.

                  Total Return- the convertibles in this group would have a
         delta that ranges between .8-.4. For investment grade bonds the discount factor would be 192% and for below investment grade securities the discount factor would be 226%.

                  Yield Alternative- the convertibles in this group would have a delta that ranges between .4-0. For this category the discount factors used are based on Moody's rating for corporate debt securities table.

               Any unrated convertible bonds would receive a discount factor of
          250%.

               Upon conversion to common stock, the discount factors applicable to common stock in (iii) above will apply.

               (v) Common Stock, Preferred Stock and Corporate Debt Securities
          of REITs:

                    (A) For corporate debt securities of REITs, apply the
               Moody's Discount Factors in (i) above.

                    (B) For common stock and preferred stock of REITs, the
               Moody's Discount Factor shall be the percentage specified in the table set forth below:

                                       4

                                                                                                   Moody's
                                                                                                   Discount
                                                                                                    Factor
                                                                                                   -------
                  common stock of REITS.......................................                       154%
                  preferred stock of REITS with a Moody's
                       S&P or Fitch rating (including a Senior
                             Implied Rating):.................................                       154%
                       without a Moody's S&P or Fitch rating
                           (including a Senior Implied Rating):...............                       208%

                    (C) Notwithstanding the above, a Moody's Discount Factor of
               250% will be applied: (1) to those assets in a single NAREIT industry category/sector which exceed 30% of Moody's Eligible
               Assets but are not greater than 35% of Moody's Eligible Assets;
               (2) if dividends on such securities have not been paid
               consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding; or (3) if the market capitalization
               (including common stock and preferred stock) of an issuer is below $500 million.

          (vi) Short-Term Instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities and Short Term Money Market Instruments will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure
     Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's
     Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

          (vii) U.S. Government Securities and U.S. Treasury Strips:

                                                              U.S. Government                   U.S. Treasury
                                                                Securities                     Strips Discount
            Remaining Term to Maturity                        Discount Factor                       Factor
            --------------------------                        ---------------                       ------
1 year or less................................                     107%                              107%
2 years or less (but longer than 1 year)......                      113                              115
3 years or less (but longer than 2 years).....                      118                              121
4 years or less (but longer than 3 years).....                      123                              128
5 years or less (but longer than 4 years).....                      128                              135
7 years or less (but longer than 5 years).....                      135                              147
10 years or less (but longer than 7 years)....                      141                              163
15 years or less (but longer than 10 years)...                      146                              191
20 years or less (but longer than 15 years)...                      154                              218
30 years or less (but longer than 20 years)...                      154                              244

          (viii) Sovereign debt securities: The Moody's Discount Factor for sovereign debt securities of qualified sovereign nations shall be 250% if such obligation is denominated in U.S. dollars or Euros. If the obligation is denominated in a currency other than U.S. dollars or Euros, the Moody's
     Discount Factor above will be adjusted by a factor as determined in writing by Moody's.

          (ix) Rule 144A Securities: The Moody's Discount Factor applied to Rule
     144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A
     Securities which do not have registration rights within one year will be
     120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

                                       5

          (x) Bank Loans: The Moody's Discount Factor applied to senior Bank
     Loans ("Senior Loans") shall be the percentage specified in accordance with the table set forth below (or such lower percentage as Moody's may approve in writing from time to time):

                                                                        Moody's Rating Category
                                                  --------------------------------------------------------------------
                                                                                                     CAA and Below
                                                                                                      (Including
                                                                                                    Distressed And
                  Type of Loan                        AAA-A        BAA and BA(1)        B(1)          Unrated)(1)
                  ------------                        -----        ----------           -             --------
Senior Loans greater than $250 MM...........          118%              136%            149%             250%
non-Senior Loans greater than $250 MM.......          128%              146%            159%             250%
loans less than $250 MM.....................          138%              156%            169%             270%
------------------------

(1)      If a Senior Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Company will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned the S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch (i.e., these rating agencies assign different rating categories to the security) will be accepted at the lower of the two ratings; provided however, that, in a situation where a security is rated "B" (or equivalent) by a given rating agency and rated "Ccc" (or equivalent) by another rating agency, the Company will use the applicable percentage set forth under the column entitled "B" in the table above.

(xi)     Master Limited Partnership (MLP) Securities: The Moody's Discount
         Factor applied to MLP Securities shall be applied in accordance with the table set forth below:.

                                       MLP SECTOR (1) (2)                                      Discount Factor
                                       ------------------                                      ---------------
         Large-cap MLPs                                                                              170%
         Mid and Small-cap MLPs
                  Natural Resources (Oil, Gas, Energy)                                               292%
                  Coal and Minerals                                                                  301%
                  Mortgage Real Estate                                                               291%
                  Income Real Estate                                                                 302%
                  Miscellaneous                                                                      342%

         (1)      Restricted MLPs will be increased by 120%.
         (2)      Privately held MLPs, the securities of which are, by their terms, non-transferrable, will receive no credit.

e. "MOODY'S ELIGIBLE ASSETS" means:

          (i) cash (including interest and dividends due on assets rated (A)
     Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible
     Assets sold if the receivable is due within five Business Days of the
     Valuation Date, and if the trades which generated such receivables are (A)
     settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

                                       6

          (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by
     Moody's) need not meet any otherwise applicable S&P rating criteria;

          (iii) U.S. Government Securities and U.S. Treasury Strips;

          (iv) Rule 144A Securities;

          (v) Senior Loans and other Bank Loans approved by Moody's;

          (vi) corporate debt securities if (A) such securities are rated B3or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's
     Eligible Assets if they are rated by Moody's or S&P or Fitch; (C) for securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute
     Moody's Eligible Assets; (E) such securities have been registered under the
     Securities Act of 1933, as amended ("Securities Act") or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the
     Company's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered
     Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

          Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market
     Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Company) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y)
     corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

          (vii) preferred stocks if (A) dividends on such preferred stock are cumulative, or if non-cumulative the Discount Factor should be amplified by a factor of 1.10x Moody's listed Discount Factor (B) such securities provide for the periodic payment of dividends thereon in cash in U.S.
     dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock
     Exchange or the American Stock Exchange, (D) if such security consists of
     $1,000 par bonds that tend to trade over-the-counter, (E) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (F)
     such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the diversification requirements set forth in the table below and the preferred stock issue must be greater than $50 million;

                                       7

          (viii) common stocks (i) which (A) are traded on a nationally recognized stock exchange (as approved by Moody's) or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in
     US dollars and (C) may be sold without restriction by the Company;
     provided, however, that (y) common stock which, while a Moody's Eligible
     Asset owned by the Company, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Company's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the
     Company's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the US dollar or securities of issuers formed under the laws of jurisdictions other than the
     United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the
     United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the
     United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the
     Company's holdings of securities denominated in currencies other than the
     US dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the
     Outstanding shares of common stock of such issuer thereof or (B) 10% of the
     Market Value of the Company's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany,
     Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden,
     Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

          (ix) sovereign debt securities. Debt securities of non-U.S. sovereign nations if they are obligations of qualified sovereign nations provided in writing by Moody's.

          (x) interest rate swaps if: (A) the aggregate notional amount of interest rate swaps will not exceed the aggregate principal amount of outstanding Tortoise Notes issued by the Company; (B) the counterparties to interest rate swaps will not have senior unsecured ratings which are below
     Moody's A3. In connection with interest rate swaps, the Company will provide to Moody's full disclosure of ISDA agreements with all companion credit annexes enumerating termination events along with terms of the interest rate swaps shall be provided to Moody's within a reasonable time frame prior to entering into the interest rate swap arrangement and all assignments and amendments will be disclosed by the Company in writing to
     Moody's.

          The Tortoise Notes Basic Maintenance Certificate shall include the following information about each interest rate swap held by the Company:
     (A) term; (B) variation margin; (C) name of counterparty; and (D)
     termination value. The variation margin and termination value of interest rate swaps will be factored into the Tortoise Notes Basic Maintenance
     Amount test as follows: (A) the weekly variation margin of swap when positive will count as Moody's Eligible Assets and will be by discounted by the Moody's Discount Factor for corporate debt securities in C.(i) above based on the ratings of the interest rate swap counterparties; (B) the weekly negative variation margin of an interest rate swap will be deducted from aggregate Moody's Eligible Assets; (C) all segregated assets in connection with interest rate swaps will not be considered Moody's Eligible
     Assets; (D) the market value of an interest rate swap, when negative, will not count as a Moody's Eligible Asset; and (E) the termination value of an interest rate swap will be deemed to be a current liability for purposes of calculating the Tortoise Notes Basic Maintenance Amount.

          (xi) financial contracts, as such term is defined in Section
     3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, not otherwise provided for in this definition but only upon receipt by the
     Company of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Company that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the Tortoise Notes.

          Additionally, in order to merit consideration as an eligible asset, securities should be issued by entities which:

                                       8

          (A) have not filed for bankruptcy with the past years;

          (B) are current on all principle and interest in their fixed income obligations;

          (C) are current on all preferred stock dividends;

          (D) possess a current, unqualified auditor's report without qualified, explanatory language.

          In addition, portfolio holdings (except common stock) as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                                                  Maximum                Maximum                 Minimum
                                                   Single                 Single               Issue Size
                   Ratings(1)                  Issuer (2) (3)        Industry (3) (4)      ($ In Million) (5)
                   ----------                  --------------        ----------------      ------------------
Aaa.................................................. 100%        ..........100%          ......... $100
Aa...................................................  20         .........  60           .........  100
A....................................................  10         .........  40           .........  100
Baa..................................................   6         .........  20           .........  100
Ba...................................................   4         .........  12           .........   50 (6)
B1-B2................................................   3         .........   8           .........   50 (6)
B3 or below..........................................   2         .........   5           .........   50 (6)

     (1)  Refers to the preferred stock and senior debt rating of the portfolio holding.
     (2)  Companies subject to common ownership of 25% or more are considered as one issuer.
     (3)  Percentages represent a portion of the aggregate Market Value of corporate debt securities.
     (4)  Industries are determined according to Moody's Industry
          Classifications, as defined herein.
     (5)  Except for preferred stock, which has a minimum issue size of $50 million.
     (6)  Portfolio holdings from issues ranging from $50 million to $100 million and are limited to 20% of the Company's total assets.

         Portfolio holdings that are common stock as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                                                        Maximum                Maximum                 Minimum
                                                         Single                 Single                 Single
               Industry Category                     Issuer (%) (1)        Industry (%) (1)         State (%) (1)
                                                     --------------        ----------------         -------------
Utility.....................................               4                      50                     7 (2)
Industrial..................................               4                      45                     7
Financial...................................               5                      40                     6
Other.......................................               6                      20                    N/A

     (1)  Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.
     (2)  Utility companies operating in more than one state should be diversified according to the State of incorporation.

     Where the Company sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible
Asset and the amount the Company is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic
Maintenance Amount. Where the Company purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Company thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at

                                       9

least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible
Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

         Notwithstanding the foregoing, an asset will not be considered a
Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Tortoise Notes
Basic Maintenance Amount or to the extent it is subject to any liens, as well as segregated assets, except for (A) liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Company will not affect the status of such asset as a Moody's Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Company by its investment manager or portfolio manager, the Company's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Company in connection with an outstanding derivative transaction.

          (xii) Master Limited Partnership (MLP) Securities, which shall include the following securities, restricted or unrestricted, issued by an MLP or an affiliate of an MLP: (1) common units, (2) convertible subordinated units, (3) I-Shares, (4) I-units and (5) debt securities.

     f. "MOODY'S EXPOSURE PERIOD" means the period commencing on a given
Valuation Date and ending 49 days thereafter.

     g. "MOODY'S HEDGING TRANSACTIONS" means purchases or sales of exchange-traded financial futures contracts based on any index approved by
Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or
Treasury Bonds, subject to the following limitations:

          (i) the Company will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a future contract or option held by the Company by the Company's taking the opposite position thereto ("Closing Transaction")) that would cause the Company at the time of such transaction to own or have sold:

               (A) Outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The
          Wall Street Journal; or

               (B) Outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market
          Value of all portfolio securities of the Company constituting Moody's
          Eligible Assets owned by the Company;

          (ii) The Company will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than (Closing Transactions)) that would cause the Company at the time of such transaction to own or have sold:

               (A) Outstanding financial futures contracts based on Treasury
          Bonds with such contracts having an aggregate Market Value exceeding
          20% of the aggregate Market Value of Moody's Eligible Assets owned by the Company and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AA by S&P and Fitch); or

               (B) Outstanding financial futures contracts based on Treasury
          Bonds with such contracts having an aggregate Market Value exceeding
          50% of the aggregate Market Value of all portfolio securities of the
          Company constituting Moody's Eligible Assets owned by the Company

                                       10

          (other than Moody's Eligible Assets already subject to a Moody's
          Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated BBB or A by S&P or Fitch);

          (iii) The Company will engage in (Closing Transaction) to close out any outstanding financial futures contract based on any index approved by
     Moody's if the amount of open interest in such index as reported by The
     Wall Street Journal is less than an amount to be mutually determined by
     Moody's and the Company;

          (iv) The Company will engage in a (Closing Transaction) to close out any outstanding financial futures contract by no later than the fifth
     Business Day of the month in which such contract expires and will engage in a (Closing Transaction) to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

          (v) The Company will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

          (vi) The Company (A) will not engage in options, including caps and floors, and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative and (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

          (vii) The Company will not enter into an option or futures transaction unless, after giving effect thereto, the Company would continue to have
     Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Tortoise Notes Basic Maintenance Amount.

     h. "MOODY'S INDUSTRY CLASSIFICATIONS" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Tortoise Notes).

          (i) Aerospace and Defense: Major Contractor, Subsystems, Research,
     Aircraft Manufacturing, Arms, Ammunition.

          (ii) Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts
     Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

          (iii) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small
     Loan, Agency, Factoring, Receivables.

          (iv) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and
     Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar,
     Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry
     Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen
     Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

          (v) Buildings and Real Estate: Brick, Cement, Climate Controls,
     Contracting, Engineering, Construction, Hardware, Forest Products
     (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real
     Estate Development, REITs, Land Development.

          (vi) Chemicals, Plastics and Rubber: Chemicals (non-agricultural),
     Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings,
     Paints, Varnish, Fabricating Containers.

          (vii) Packaging and Glass: Glass, Fiberglass, Containers made of:
     Glass, Metal, Paper, Plastic, Wood or Fiberglass.

                                       11

          (viii) Personal and Non-Durable Consumer Products (Manufacturing
     Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School
     Supplies.

          (ix) Diversified/Conglomerate Manufacturing.

          (x) Diversified/Conglomerate Service.

          (xi) Diversified Natural Resources, Precious Metals and Minerals:
     Fabricating, Distribution.

          (xii) Ecological: Pollution Control, Waste Removal, Waste Treatment
     and Waste Disposal.

          (xiii) Electronics: Computer Hardware, Electric Equipment, Components,
     Controllers, Motors, Household Appliances, Information Service
     Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers,
     Drivers, Technology.

          (xiv) Finance: Investment Brokerage, Leasing, Syndication, Securities.

          (xv) Farming and Agriculture: Livestock, Grains, Produce, Agriculture
     Chemicals, Agricultural Equipment, Fertilizers.

          (xvi) Grocery: Grocery Stores, Convenience Food Stores.

          (xvii) Healthcare, Education and Childcare: Ethical Drugs, Proprietary
     Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals,
     Hospital Supplies, Medical Equipment.

          (xviii) Home and Office Furnishings, Housewares, and Durable Consumer
     Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges.

          (xix) Hotels, Motels, Inns and Gaming.

          (xx) Insurance: Life, Property and Casualty, Broker, Agent, Surety.

          (xxi) Leisure, Amusement, Motion Pictures, Entertainment: Boating,
     Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records,
     Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy
     Manufacturing, Motion Picture Production Theaters, Motion Picture
     Distribution.

          (xxii) Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
     Industrial, Machine Tools, Steam Generators.

          (xxiii) Mining, Steel, Iron and Non-Precious Metals: Coal, Copper,
     Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore
     Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating,
     Distribution and Sales of the foregoing.

          (xxiv) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and
     Drilling.

          (xxv) Printing, Publishing, and Broadcasting: Graphic Arts, Paper,
     Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers,
     Textbooks, Radio, T.V., Cable Broadcasting Equipment.

          (xxvi) Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders,
     Ship Builders, Containers, Container Builders, Parts, Overnight Mail,
     Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

                                       12

          (xxvii) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail
     Order Catalog, Showroom.

          (xxviii) Telecommunications: Local, Long Distance, Independent,
     Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

          (xxix) Textiles and Leather: Producer, Synthetic Fiber, Apparel
     Manufacturer, Leather Shoes.

          (xxx) Personal Transportation: Air, Bus, Rail, Car Rental.

          (xxxi) Utilities: Electric, Water, Hydro Power, Gas.

          (xxxii) Diversified Sovereigns: Semi-sovereigns, Canadian Provinces,
     Supra-national Agencies.

          The Company will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Company considers necessary.

     i. "PERFORMING" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.

     j. "PRICING SERVICE" means any pricing service designated by the Board of
Directors of the Company and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Company has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Tortoise Notes Basic
Maintenance Amount.

     k. "SENIOR IMPLIED RATING" is an NRSRO's opinion of a corporate family's ability to honor its financial obligations and is assigned by the NRSRO to a corporate family as if it had: a single class of debt; or a single consolidated legal entity structure.

     l. "SHORT-TERM MONEY MARKET INSTRUMENT" means the following types of instruments if, on the date of purchase or other acquisition thereof by the
Company, the remaining term to maturity thereof is not in excess of 180 days:

          (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

          (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the
     United States, any state thereof or the District of Columbia);

          (iii) overnight funds;

          (iv) U.S. Government Securities; and

          (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or fund company that has (1) credit ratings on such Valuation Date of at least
     P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each
     Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or
     AA- from S&P, in the case of long-term unsecured debt obligations;
     provided, however, that in the case of

                                       13

     any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Company, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or fund company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Company); and provided further, that the interest receivable by the Company shall not be subject to any withholding or similar taxes.

     m. "U.S. GOVERNMENT SECURITIES" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

     n. "U.S. TREASURY SECURITIES" means direct obligations of the United States
Treasury that are entitled to the full faith and credit of the United States.

     o. "U.S. TREASURY STRIPS" means securities based on U.S. Treasury
Securities created through the Separate Trading of Registered Interest and
Principal of Securities program.

                        FITCH PREFERRED SHARES GUIDELINES

Below is set forth for each registered  investment  company listed in Appendix A hereto  (each  are  referred  to as  the  "Fund")  the  Fitch  Preferred  Shares
Guidelines  ("Fitch  Guidelines"),  as  defined  in  the  Amended  and  Restated
Statement Establishing and Fixing the Rights and Preferences of Preferred Shares
(the  "Statement").  Capitalized  terms not defined  herein  shall have the same meanings as defined in the  Statement.  Fitch may amend,  alter or change  these
Fitch Guidelines,  in its sole discretion,  provided however, that Fitch provide any  such  amendments,  alterations  or  changes  to the  Fund in  writing.  Any documents  provided to Fitch  pursuant to this  document  shall be  delivered to
Fitch      electronically      at     the     following      email      address:
funds.surveillance@fitchratings.com.  To the  extent  that the Fitch  Guidelines conflict with the terms of the Statement, the Fitch Guidelines shall control.

1.   Definitions.

          a.  "Preferred  Shares Basic  Maintenance  Amount" as of any Valuation
     Date means:

               (i) Fitch Eligible  Assets having an aggregate  Fitch  Discounted
          Value equal to or greater than the dollar amount equal to the sum of:

                    (A)  the   product  of  the  number  of   Preferred   Shares
               outstanding  on  such  date  multiplied  by  $25,000,   plus  any
               redemption  premium  applicable  to  the  Preferred  Shares  then subject to redemption;

                    (B)  the  aggregate  amount  of  dividends  that  will  have accumulated  at the  respective  Applicable  Rates  to  (but  not including)  the  first  respective  Dividend  Payment  Dates  for
               Preferred Shares outstanding that follow such Valuation Date;

                    (C) the aggregate  amount of dividends that would accumulate on shares of each series of  Preferred  Shares  outstanding  from such first respective  Dividend Payment Date therefor through the
               45th  day  after  such  Valuation   Date,  at  the  Maximum  Rate
               (calculated  as if such  Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a Standard  Dividend of shares of such series to commence on such
               Dividend  Payment  Date,  assuming,  solely for  purposes  of the foregoing,  that if on such  Valuation  Date the Fund  shall have delivered  a notice of  Special  Dividend  Period to the  Auction
               Agent  pursuant to Section 4(b) of Part I of the  Statement  with respect to shares of such series,  such Maximum Rate shall be the
               Maximum  Rate for the Special  Dividend  Period of Shares of such series to commence on such Dividend Payment Date (except that (1)
               if such Valuation Date occurs at a time when a Failure to Deposit
               (or, in the case of preferred shares other than Preferred Shares, a failure  similar to a Failure to Deposit) has occurred that has not been cured,  the dividend for purposes of  calculation  would accumulate at the current  dividend  rate then  applicable to the shares in respect of which such  failure has

               occurred  and (2) for those days during the period  described  in this  subparagraph  (iii) in respect of which the Applicable Rate in effect  immediately  prior to such Dividend  Payment Date will remain in effect (or, in the case of preferred  shares other than
               Preferred  Shares, in respect of which the dividend rate or rates in effect  immediately prior to such respective  dividend payment dates will  remain in  effect),  the  dividend  for  purposes  of calculation  would  accumulate at such  Applicable Rate (or other rate or rates, as the case may be in respect of those days);

                    (D) the amount of  anticipated  expenses of the Fund for the
               90 days subsequent to such Valuation Date;

                    (E) the amount of any  indebtedness  or  obligations  of the
               Fund senior in right of payments to the Preferred Shares; and

               (ii) any current  liabilities  to the extent not reflected in any of (i)(A) through (i)(E) (including,  without limitation, any payables for portfolio  securities  purchased as of such Valuation Date and any
          liabilities   incurred   for  the  purpose  of   clearing   securities
          transactions);   less  the  value  (i.e.,  the  face  value  of  cash,
          short-term  municipal  obligations and short-term  securities that are the direct  obligation of the U.S.  government,  provided in each case that such securities  mature on or prior to the date upon which any of
          (i)(A) though (i)(F) became  payable,  otherwise the Fitch  Discounted
          Value) of any of the Fund's assets  irrevocably  deposited by the Fund for the payment of any of (i)(A) through (i)(F);

     b.  "Approved  Price" means the "fair value" as  determined  by the Fund in accordance with the valuation  procedures adopted from time to time by the Board of Trustees of the Fund and for which the Fund receives a  mark-to-market  price
(which,  for the  purpose  of  clarity,  shall not mean  Market  Value)  from an independent source at least weekly.

     c. "Approved Foreign Nation" shall have the meaning set forth in clause (D)
of the definition of "Fitch Eligible Assets."

     d. "Bank Loans" means direct purchases of,  assignments of,  participations in and  other  interests  in (a)  any  bank  loan  or (b)  any  loan  made by an investment bank, investment fund or other financial  institution,  provided that such loan under this clause (b) is similar to those typically made,  syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

     e.  "Business Day" means a day on which the New York Stock Exchange is open for trading  and which is neither a Saturday,  Sunday nor any other day on which banks in The City of New York,  New York,  are authorized or obligated by law to close.

     f. "Date of Original  Issue" means,  with respect to any  Preferred  Shares
Share, the date on which the Fund first issues such share.

     g. "Debt  Securities" shall have the meaning set forth in clause (D) of the definition of "Fitch Eligible Assets."

     h. "Emerging Market Debt" shall have the meaning set forth in clause (E) of the definition of "Fitch Eligible Assets."

     i. "Fitch Discount Factor" means:

          (i) for  purposes of  determining  the  Discounted  Value of any Fitch
     Eligible Asset, the percentage is determined as follows,  provided however, that for unhedged  foreign  investments a discount  factor of 105% shall be applied  to the Market  Value  thereof in  addition  to the Fitch  Discount
     Factor as determined  in accordance  with the  procedures  below,  provided further that, if the foreign issuer of such unhedged foreign  investment is from a country whose  sovereign debt rating in a non-local  currency is not assigned a rating of AA or better by Fitch, a discount factor of 117% shall be applied to the Market  Value  thereof in addition to the Fitch  Discount
     Factor as determined in accordance  with the  procedures  below.  The Fitch
     Discount Factor for any Fitch Eligible Asset, other than the securities set forth below, will be the percentage provided in writing by Fitch.

               (A) Preferred  Stock:  The percentage  determined by reference to the rating of a preferred stock in accordance with the table set forth below.

                     Preferred Stock(1)                       Fitch Discount Factor
                     ------------------                       ---------------------
AAA Taxable Preferred......................................            130%
AA Taxable Preferred.......................................            133%
A Taxable Preferred........................................            135%
BBB Taxable Preferred......................................            139%
BB Taxable Preferred.......................................            154%
Not rated or below BB Taxable Preferred....................            161%
Investment Grade DRD Preferred.............................            164%
Not rated or below Investment Grade DRD Preferred..........            200%

------------------

(1)  If a  security  is not rated by Fitch but is rated by two other  nationally recognized statistical ratings organizations  ("NRSRO"),  then the lower of the  ratings on the  security  from the two other  NRSRO's  will be used to determine the Fitch  Discount  Factor (e.g.,  where the S&P rating is A and the  Moody's  rating is Baa,  a Fitch  rating  of BBB will be  used).  If a security is not rated by Fitch but is rated by only one other  NRSRO,  then the rating on the  security  from the other NRSRO will be used to determine the Fitch Discount Factor (e.g.,  where the only rating on a security is an
     S&P rating of AAA, a Fitch  rating of AAA will be used,  and where the only rating on a security is a Moody's  rating of Ba, a Fitch  rating of BB will be used).  If a security  is not rated by any NRSRO,  the Fund will use the percentage set forth under "Not rated or below BB Taxable Preferred" in the table above.

               (B) Middle Market Bank Preferred Stock: The Fitch Discount Factor
          applied to Middle Market Bank Preferred Stock is 266%.

               (C) Debt  Securities:  The percentage  determined by reference to the rating of the Debt Security with  reference to the remaining  term
          to  maturity  of  the  Debt  Security   (other  than  short-term  Debt
          Securities  covered by clause (E) below), in accordance with the table set forth below:

                                                                                                      Not
       Term to Maturity of Corporate Debt                                                             Rated or
                  Security(1)                      AAA        AA         A         BBB        BB      Below BB
                  -----------                      ---        --         -         ---        --      --------
3 years or less ...............................    106.38%   108.11%    109.89%   111.73%    129.87%   151.52%
5 years or less (but longer than 3 years)......    111.11    112.99     114.94    116.96     134.24    151.52
7 years or less (but longer than 5 years)......    113.64    115.61     117.65    119.76     135.66    151.52
10 years or less (but longer than 7 years).....    115.61    117.65     119.76    121.95     136.74    151.52
15 years or less (but longer than 10 years)        119.76    121.95     124.22    126.58     139.05    151.52
More than 15 years.............................    124.22    126.58     129.03    131.58     144.55    151.52

------------------

(1)  If a security is not rated by Fitch but is rated by two other NRSROs,  then the lower of the ratings on the security  from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g.,  where the S&P rating is
     A and the Moody's rating is Baa, a Fitch rating of BBB will be used).  If a security is not rated by Fitch but is rated by only one other  NRSRO,  then the rating on the  security  from the other NRSRO will be used to determine the Fitch Discount Factor (e.g.,  where the only rating on a security is an
     S&P rating of AAA, a Fitch  rating of AAA will be used,  and where the only rating on a security is a Moody's  rating of Ba, a Fitch  rating of BB will be used).  If a security  is not rated by any NRSRO,  the Fund will use the percentage set forth under "Not Rated or Below BB" in the table above.

          The Fitch  Discount  Factors  presented in the  immediately  preceding table apply to Debt  Securities that are Performing and have a Market Value determined by a Pricing  Service or an Approved  Price.  The Fitch Discount
     Factor noted in the table above for a Debt Security "Not Rated or Below BB"
     by Fitch shall apply to any non-Performing Debt Security with a price equal to or greater  than $0.90.  The Fitch  Discount  Factor  noted in the table above for a Debt  Security  "Not Rated or Below BB" by Fitch shall apply to any non-Performing  Debt Security with a price less than $0.90 but equal to or greater  than $0.20.  If a Debt  Security  does not have a Market  Value determined by a Pricing  Service or an Approved  Price, a rating two rating categories below the actual rating on the Debt Security will be used (e.g., where the actual  rating is A-, the  rating for Debt  Securities  rated BB-
     will be used).  The Fitch Discount  Factor for a Debt Security  issued by a limited  partnership  that is not a Rule 144A  Security  shall be the Fitch
     Discount  Factor  determined in  accordance  with the table set forth above multiplied by 105%.

          The Fitch  Discount  Factors  presented in the  immediately  preceding table will also apply to interest  rate swaps and caps,  whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch  Discount  Factor in the  table;  and (ii)  TRACERs  and  TRAINs, whereby  the  ratings  in the  table  will  be  applied  to the  underlying securities  and the Market Value of each  underlying  security  will be its proportionate  amount of the Market Value of the TRACER or TRAIN. The Fitch
     Discount  Factors  presented in the  immediately  preceding table will also apply to corporate  obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party  credit rating is the basis for the rating on the obligation,  then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

          The Fitch  Discount  Factors  presented in the  immediately  preceding table will also apply to preferred trust certificates,  the rating on which will be determined by the underlying debt instruments in the trust,  unless such  preferred  trust  certificates  are

     determined by Fitch Ratings to qualify for a  traditional  equity  discount factor, in which case the Fitch Discount Factor shall be 370%.

               (D) Convertible Securities:  The Fitch Discount Factor applied to convertible  securities is (A) 200% for investment grade  convertibles and (B) 222% for below investment  grade  convertibles so long as such convertible  securities  have neither (x) conversion  premium  greater than  100%  nor (y)  have a yield  to  maturity  or  yield to worst of greater than 15.00% above the relevant Treasury curve.

               The Fitch Discount Factor applied to convertible securities which have  conversion  premiums  of  greater  than  100%  is (A)  152%  for investment grade  convertibles and (B) 179% for below investment grade convertibles  so long as such  convertible  securities  do not  have a yield to maturity or yield to worst of greater  than 15.00%  above the relevant Treasury curve.

               The Fitch Discount Factor applied to convertible securities which have a yield to  maturity  or yield to worse of  greater  than  15.00%
          above the relevant Treasury curve is 370%.

               If a  security  is not  rated by Fitch  but is rated by two other
          NRSRO's,  then the lower of the ratings on the  security  from the two other  NRSRO's will be used to  determine  the Fitch  Discount  Factor
          (e.g.,  where the S&P  rating is A and the  Moody's  rating is Baa,  a
          Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO,  then the rating on the security from the other  NRSRO  will be used to  determine  the Fitch  Discount
          Factor (e.g.,  where the only rating on a security is an S&P rating of
          AAA, a Fitch rating of AAA will be used,  and where the only rating on a  security  is a Moody's  rating of Ba, a Fitch  rating of BB will be used).  If a security  is not rated by any NRSRO,  the Fund will treat the security as if it were below investment grade.

               (E) Short-Term  Investments  and Cash: The Fitch Discount  Factor
          applied  to  short-term   portfolio   securities,   including  without
          limitation Debt  Securities,  Short Term Money Market  Instruments and
          municipal  debt  obligations,  will  be (A)  100%,  so  long  as  such
          portfolio   securities   mature  or  have  a  demand  feature  at  par
          exercisable  within the Fitch  Exposure  Period;  (B) 115%, so long as such portfolio  securities  mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio  securities neither mature nor have a demand feature at par  exercisable  within the Fitch Exposure  Period.  A Fitch Discount
          Factor of 100% will be applied to cash.  Rule 2a-7 money  market funds rated by Fitch or another  NRSRO  will also have a discount  factor of
          100%,  and unrated  Rule 2a-7 money  market funds will have a discount factor of 115%.

               (F) Common  Stock and  Warrants:  The Fitch  Discount  Factor for
          common stock is (A) 200% for  large-cap  stocks;  (B) 233% for mid-cap stocks,  (c) 286% for small-cap stocks;  and (D) 370% for other common stocks.

          See  "Fitch  Eligible  Assets  - common  stocks"  for  definitions  of large-cap, mid-cap and small-cap stocks.

               (G)  Master  Limited  Partnership  (MLP)  Securities:  The  Fitch
          Discount  Factor  applied  to  MLP  Securities  shall  be  applied  in accordance with the table set forth below:

          ----------------------------- ----------------------------- --------------------------
                                           Fitch Discount Factor        Fitch Discount Factor
                                                'AAA' Rating                 'AA' Rating
          ----------------------------- ----------------------------- --------------------------
          Large-cap Stocks                          210%                        172%
          ----------------------------- ----------------------------- --------------------------
          Mid-cap Stocks                            243%                        200%
          ----------------------------- ----------------------------- --------------------------
          Small-cap Stocks                          296%                        230%
          ----------------------------- ----------------------------- --------------------------
          Others                                    370%                        250%
          ----------------------------- ----------------------------- --------------------------

          Small-cap MLPs refer to MLPs with a market  capitalization  of greater than $250 million but less than $1 billion; Mid-cap MLPs refer to MLPs with a  market  capitalization  between  $1  billion  and $2  billion;
          Large-cap MLPs are MLPs with a market  capitalization over $2 billion.
          The  Fitch  Discount  Factor  applied  to  MLP  Securities  which  are restricted  as to  resale  will be 110% of the Fitch  Discount  Factor which would apply was the securities not so restricted.

               (H) U.S. Government Securities and U.S. Treasury Strips:

  Time Remaining to Maturity                          Discount Factor
  --------------------------                          ---------------
1 year or less....................................           101.5%
2 years or less (but longer than 1 year)..........           103%
3 years or less (but longer than 2 years).........           105%
4 years or less (but longer than 3 years).........           107%
5 years or less (but longer than 4 years).........           109%
7 years or less (but longer than 5 years).........           112%
10 years or less (but longer than 7 years)........           114%
15 years or less (but longer than 10 years).......           122%
20 years or less (but longer than 15 years).......           130%
25 years or less (but longer than 20 years).......           146%
Greater than 25 years.............................           154%

--------------------------------------------------------------------------------

               (I) Emerging  Market Debt: The Fitch Discount Factor for Emerging
          Market  Debt  is (A)  285%  for  investment  grade  and (B)  370%  for non-investment grade.

               (J) Foreign Bonds:  The Fitch  Discount  Factor (A) for a Foreign
          Bond the principal of which (if not  denominated  in U.S.  dollars) is subject to a currency  hedging  transaction will be the Fitch Discount
          Factor that would  otherwise apply to such Foreign Bonds in accordance with this  definition

          and (B)  for  (1) a  Foreign  Bond  the  principal  of  which  (if not denominated  in U.S.  dollars)  is not  subject to a currency  hedging transaction  and (2) a bond  issued  in a  currency  other  than  U.S.
          dollars  by  a  corporation,  limited  liability  company  or  limited
          partnership   domiciled   in,  or  the   government   or  any  agency,
          instrumentality  or political  subdivision  of, a nation other than an
          Approved Foreign Nation, will be 370%.

               (K) Rule 144A  Securities:  The Fitch Discount  Factor applied to
          Rule 144A  Securities  will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

               (L) Senior Loans:  The Fitch  Discount  Factor applied to senior, secured  floating  rate Loans  made to  corporate  and other  business entities  ("Senior  Loans") shall be the  percentage  specified in the table below opposite such Fitch Loan Category:

                 Fitch Loan Category       Discount Factor
                 -------------------       ---------------
                         A                     115%
                         B                     130%
                         C                     152%
                         D                     370%

          Notwithstanding  any other provision  contained above, for purposes of determining  whether a Fitch  Eligible  Asset falls  within a specific
          Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall  within  more than one of the Fitch Loan  Categories,  such Fitch
          Eligible  Asset  shall be deemed to fall into the Fitch Loan  Category with the lowest applicable Fitch Discount Factor.

               (M) Swaps (including Total Return Swaps and Interest Rate Swaps):
          Total  Return  Swaps  and  Interest  Rate  Swaps  are  subject  to the following provisions:

               If the Fund has an outstanding  gain from a swap transaction on a
          Valuation  Date,  the gain will be included as a Fitch  Eligible Asset subject to the Fitch Discount  Factor on the  counterparty to the swap transaction.  At the time a swap is executed, the Fund will only enter into swap  transactions  where the  counterparty  has at least a Fitch rating of A- or Moody's rating of A3.

               (a) Only the  cumulative  unsettled  profit and loss from a Total
          Return  Swap  transaction  will be  calculated  when  determining  the
          Preferred  Shares  Basic  Maintenance  Amount.  If  the  Fund  has  an
          outstanding liability from a swap transaction on a Valuation Date, the
          Fund will count such  liability as an  outstanding  liability from the total Fitch Eligible Assets in calculating the Preferred  Shares Basic
          Maintenance Amount.

               (b) In  addition,  for swaps other than Total Return  Swaps,  the
          Market Value of the position  (positive or negative)  will be included as a Fitch Eligible Asset.  The aggregate  notional value of all swaps will not exceed the Liquidation Preference of the Outstanding AMPS.

               (c)(1) The underlying securities subject to a credit default swap sold by the Fund will be  subject  to the  applicable  Fitch  Discount
          Factor  for  each  security  subject  to the  swap;  (2)  If the  Fund purchases a credit default swap and holds the underlying security, the
          Market Value of the credit  default swap and the  underlying  security will be  included  as a Fitch  Eligible  Asset  subject  to the  Fitch
          Discount Factor assessed based on the  counterparty  risk; and (3) the
          Fund will not include a credit  default swap as a Fitch Eligible Asset purchase by the Fund without the Fund holding the underlying  security or when the Fund buys a credit default swap for a basket of securities without holding all the securities in the basket.

               (N) Securities lending: The Fund may engage in securities lending in an amount not to exceed 10% of the Fund's total gross  assets.  For purposes of calculating the Preferred Shares Basic Maintenance Amount, such  securities  lent shall be included as Fitch Eligible Assets with the  appropriate  Fitch Discount Factor applied to such lent security.
          The obligation to return such  collateral  shall not be included as an obligation/liability  for purposes of calculating the Preferred Shares
          Basic  Maintenance  Amount.   However,  the  Fund  may  reinvest  cash
          collateral  for  securities  lent in  conformity  with its  investment objectives  and policies and the  provisions of these bylaws.  In such event, to the extent that securities  lending  collateral  received is invested by the Fund in assets that otherwise  would be Fitch Eligible
          Assets and the value of such  assets  exceeds the amount of the Fund's obligation to return the collateral on a Valuation  Date,  such excess amount shall be included in the  calculation of Fitch Eligible  Assets by applying the applicable  Fitch  Discount  Factor to this amount and adding the product to total Fitch Eligible Assets.  Conversely, if the value  of  assets  in which  securities  lending  collateral  has been invested  is less then the amount of the Fund's  obligation  to return the collateral on a Valuation Date, such difference  shall be included as an obligation/liability of the Fund for purposes of calculating the
          Preferred Shares Basic Maintenance Amount.  Collateral received by the
          Fund in a securities lending transaction and maintained by the Fund in the form received  shall not be included as a Fitch Eligible Asset for purposes of calculating the Preferred Shares Basic Maintenance Amount.

               (O) Real Estate Investment Trusts:

                           (a) For common stock and preferred stock of REITs and
                  other real estate companies, the Fitch Discount Factor applied shall be:

REIT or other real estate company preferred
stock............................................................ 154%*
REIT or other real estate
company stock.................................................... 196%

* Where the  aggregate  Market Value of  securities  invested in REIT  preferred stock exceeds 50% of the aggregate  Market Value of all Fitch  Eligible  Assets, then the applicable  Fitch Discount Factor shall be 200%.

(b) For corporate debt  securities of REITs,  the Fitch Discount  Factor applied shall be:

Terms to Maturity                                       AAA         AA           A          BBB          BB          B        Unrated
-----------------                                       ---         --           -          ---          --          -        -------

1 year or less .................................        111%        114%        117%        120%        121%        127%        127%
2 years or less (but longer than
1 year) ........................................        116%        123%        125%        127%        132%        137%        137%
3 years or less (but longer than
2 years) .......................................        121%        125%        127%        131%        133%        140%        152%
4 years or less (but longer than
3 years) .......................................        126%        126%        129%        132%        136%        140%        164%
5 year or less (but longer than 4
years) .........................................        131%        132%        135%        139%        144%        149%        185%
7 years or less (but longer than
5 years) .......................................        140%        143%        146%        152%        159%        167%        228%
10 years or less (but longer than
7 years) .......................................        141%        143%        147%        153%        160%        168%        232%
12 years or less (but longer than
7 years) .......................................        144%        144%        150%        157%        165%        174%        249%
15 years or less (but longer than
12 years) ......................................        148%        151%        155%        163%        172%        182%        274%
30 years or less (but longer than
15 years) ......................................        152%        156%        160%        169%        180%        191%        306%

               If a  security  is not  rated by Fitch  but is rated by two other
          Rating  Agencies,  then the lower of the ratings on the security  from the two other  Rating  Agencies  will be used to  determine  the Fitch
          Discount  Factor  (e.g.,  where the S&P  rating  is A and the  Moody's rating is Baa, a Fitch  rating of BBB will be used).  If a security is not  rated by Fitch  but is rated by only one  other  NRSRO,  then the rating on the security  from the other NRSRO will be used to determine the Fitch Discount  Factor (e.g.,  where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only  rating  on a  security  is a  Moody's  rating of Ba, a Fitch rating of BB will be used).  Securities  rated  either  below B or not rated by any NRSRO shall be treated as "Unrated" in the table above.

               (P)  Futures and call  options:  For  purposes  of the  Preferred
          Shares Basic Maintenance Amount, futures held by the Fund shall not be included as Fitch  Eligible  Assets.  However,  such  assets  shall be valued at market  value by  subtracting  the good faith margin and the maximum  daily  trading  variance as of the  Valuation  Date.  Options purchased by the Fund shall not be included as Fitch

          Eligible Assets. For written covered call options (when the Fund holds the underlying  position),  to determine the Fitch Eligible Asset, use the product of (a) the number of  exercisable  shares in the contract, and (b) the lesser of (i) the market value of the underlying security, and (ii) the strike price.  For written  uncovered  call  options,  to determine the reduction in the aggregate Fitch  Discounted  Value, use the  greater  of (a) zero and (b) the  product  of (i) the  number  of exercisable  shares in the  contract,  and (ii) the product of (1) the market  value  of  the  underlying  security  or  index  and  (2)  the applicable  discount  factor,  less the strike price.  For written put options,  to determine the reduction in the aggregate Fitch Discounted
          Value,  use the  greater  of (a) zero and (b) the  product  of (i) the number of  exercisable  shares in the  contract,  and (ii) the  strike price  less the  quotient  of (1) the market  value of the  underlying security or index, and (2) the applicable discount factor.

               (Q) Asset-backed and mortgage-backed  securities:  The percentage determined by reference to the asset type in accordance with the table set forth below:

                                       Asset Type (with                                         Discount Factor
                          time remaining to maturity, if applicable)
U.S. Treasury/agency securities (10 years or less)                                                   118%
U.S. Treasury/agency securities (greater than 10 years)                                              127%
U.S. agency sequentials (10 years or less)                                                           128%
U.S. agency sequentials (greater than 10 years)                                                      142%
U.S. agency principal only securities                                                                236%
U.S. agency interest only securities (with Market Value greater than $0.40)                          696%
U.S. agency interest only securities (with Market Value less than or equal to $0.40)                 214%
AAA LockOut securities, interest only                                                                236%
U.S. agency planned amortization class bonds (10 years or less)                                      115%
U.S. agency planned amortization class bonds (greater than 10 years)                                 136%
AAA sequentials (10 years or less)                                                                   118%
AAA sequentials (greater than 10 years)                                                              135%
AAA planned amortization class bonds (10 years or less)                                              115%
AAA planned amortization class bonds (greater than 10 years)                                         140%
Jumbo mortgage rated AAA(1)                                                                          123%
Jumbo mortgage rated AA(1)                                                                           130%
Jumbo mortgage rated A(1)                                                                            136%
Jumbo mortgage rated BBB(1)                                                                          159%
Commercial mortgage-backed securities rated AAA                                                      131%
Commercial mortgage-backed securities rated AA                                                       139%
Commercial mortgage-backed securities rated A                                                        148%
Commercial mortgage-backed securities rated BBB                                                      177%
Commercial mortgage-backed securities rated BB                                                       283%

                                       10

Commercial mortgage-backed securities rated B                                                        379%
Commercial mortgage-backed securities rated CCC or not rated                                         950%

(1) Applies to jumbo  mortgages,  credit cards,  auto loans,  home equity loans, manufactured housing and prime  mortgage-backed  securities not issued by a U.S.
agency or instrumentality.

               (R)  Catastrophe  Bonds:  The Fitch  Discount  Factor  applied to
          Catastrophe Bonds will be 333.33%.

               (S)  Structured  Notes:  The Fitch  Discount  Factor  applied  to
          Structured  Notes will be (a) in the case of a corporate  issuer,  the
          Fitch Discount  Factor  determined in accordance with clause (C) under this  definition,  whereby the rating on the issuer of the  Structured
          Note  will be the  rating  on the  Structured  Note  for  purposes  of determining  the Fitch Discount Factor in the table in clause (C); and
          (b) in the case of an issuer that is the U.S.  government or an agency or  instrumentality  thereof,  the Fitch Discount Factor determined in accordance with clause (E) under this definition.

               (T)  Municipal   Obligations:   The  Fitch  Discount  Factor  for
          Municipal Obligations is the percentage determined by reference to the rating  on such  asset  and the  shortest  Exposure  Period  set forth opposite  such rating that is the same length as or is longer than the
          Exposure Period, in accordance with the table set forth below:

                                 RATING CATEGORY
Exposure Period                       AAA*        AA*        A*         BBB*        F1**        Unrated***
---------------                       ---         --         -          ---         --          -------
7 weeks...............................151%        159%       166%       173%        136%        225%
8 weeks or less but
greater than 7 weeks..................154%        161%       168%       176%        137%        231%
9 weeks or less but
greater than 8 weeks..................158%        163%       170%       177%        138%        240%
----------------

*Fitch rating (or, if not rated by Fitch,  see the definition of "Fitch Eligible
Asset" below).

**Municipal  Obligations  rated F1 by Fitch (or, if not rated by Fitch,  see the definition  of "Fitch  Eligible  Asset"  below),  which do not  mature or have a demand  feature at par  exercisable in 30 days and which do not have a long-term rating.

***Includes Municipal Obligations rated less than BBB by Fitch (or, if not rated by Fitch,  see the  definition  of "Fitch  Eligible  Asset"  below) and  unrated securities.  Notwithstanding  the foregoing,  (i) the Fitch Discount  Factor for short-term  Municipal  Obligations  will be  115%,  so  long  as such  Municipal
Obligations  are rated at least F2 by Fitch  (or,  if not rated by Fitch,  rated
MIG-1,  VMIG-1 or P-1 by Moody's or at least A-1+ or SP-1+ by S&P) and mature or have a demand  feature at par  exercisable in 30 days or less, and (ii) no Fitch
Discount  Factor  will  be  applied  to  cash or to  Receivables  for  Municipal
Obligations Sold.

                                       11

               (U) Royalty Trusts:  The Fitch Discount Factor applied to Royalty
          Trusts shall be applied in accordance with the table set forth below:

---------------------------- -------------------------- ---------------------------
                   Fitch Discount Factor Fitch Discount Factor
                                   'AAA' Rating                'AA' Rating
---------------------------- -------------------------- ---------------------------
Large-cap                              225%                        184%
---------------------------- -------------------------- ---------------------------
Mid-cap                                260%                        214%
---------------------------- -------------------------- ---------------------------
Small-cap                              317%                        246%
---------------------------- -------------------------- ---------------------------
Others                                 396%                        268%
---------------------------- -------------------------- ---------------------------

          Small-cap  Royalty  Trusts  refer  to  Royalty  Trusts  with a  market capitalization  of greater than $250 million but less than $1 billion;
          Mid-cap   Royalty  Trusts  refer  to  Royalty  Trusts  with  a  market capitalization  between $1 billion and $2 billion;  Large-cap  Royalty
          Trusts  are  Royalty  Trusts  with a  market  capitalization  over  $2 billion. The Fitch Discount Factor applied to Royalty Trusts which are restricted  as to  resale  will be 110% of the Fitch  Discount  Factor which would apply was the securities not so restricted.

               (V) Marine Transportation  Securities:  The Fitch Discount Factor
          applied  to  Marine  Transportation  Securities  shall be  applied  in accordance with the table set forth below:

---------------------------- -------------------------- ---------------------------
                   Fitch Discount Factor Fitch Discount Factor
                                   'AAA' Rating                'AA' Rating
---------------------------- -------------------------- ---------------------------
Large-cap                              210%                        172%
---------------------------- -------------------------- ---------------------------
Mid-cap                                243%                        200%
---------------------------- -------------------------- ---------------------------
Small-cap                              296%                        230%
---------------------------- -------------------------- ---------------------------
Others                                 370%                        250%
---------------------------- -------------------------- ---------------------------

               (W) Securities  subject to credit  derivatives:  A security whose credit risk is hedged by a long position in a credit derivative with a swap counterparty approved by the Board of Directors of the Fund shall apply  the  relevant  Fitch  Discount  Factor  described  above to the combined  value of the security and the  derivative(s)  calculated  as follows:  (i)  If  the  remaining  term  to  maturity  of  the  credit derivative  is at least 95% but not more  than  105% of the  remaining term to maturity of the security whose credit it is  protecting,  then the Fitch  Discount  Factor will be based upon the  remaining  term to maturity  of the  security  and the  rating of the  credit  derivative counterparty,  multiplied by 110%;  or (ii) if the  remaining  term to maturity  of the credit  derivative  is greater  than 49 days but less than 95% of the  remaining  term to  maturity  of the  security  whose credit it is protecting,  then the Fitch  Discount  Factor will be the
          Fitch  Discount  Factor of the security  that is subject to the credit derivative  minus the product of (a) the remaining term to maturity of the credit derivative divided by the remaining term to maturity of the security  that is subject to the credit  derivative  and (b) the Fitch
          Discount  Factor  of the  security  that  is  subject  to  the  credit derivative  minus the Fitch Discount  Factor  calculated in (i) above;
          provided,  however,  that if Fitch provides a Fitch Discount Factor in writing,  that  Discount

                                       12

          Factor shall be used in lieu of (i) or (ii);  the use of the foregoing
          Fitch  Discount  Factors is subject to reporting of the  components of the credit hedge to Fitch by the Fund.

               (X) Synthetic  Assets:  The Fitch Discount Factor for a Synthetic
          Asset,  which is a combination of a security and a derivative(s)  that together are a close economic  substitute for a Fitch Eligible  Asset, shall be the Fitch Discount  Factor that would be applied to the Fitch
          Eligible  Asset that the  Synthetic  Asset is intended  to  replicate, multiplied by 120%.

               (Y) Hedge Instruments: The Fitch Discount Factor for a derivative contract  that is not covered by (W) or (X) above shall be  determined as follows:

                    (1) For exchange-traded options on futures contracts on U.S.
               Treasury Bonds and U.S. Treasury Notes, the Fitch Discount Factor
               shall be the Fitch Discount Factor for U.S. Government Securities
               whose  maturity  equals  the  maturity  of the  longest  security deliverable into the underlying futures contract;

                    (2) For  exchange-traded  options  on futures  contracts  on interest rate swaps, obligations of agencies or instrumentalities of the U.S. and  Eurodollars,  the Fitch Discount Factor shall be the Fitch Discount Factor for Aaa-rated Corporate Debt Securities whose  maturity  equals  the  maturity  of the  longest  security deliverable into the underlying futures contract;

                    (3) For over the  counter  interest  rate  swaps,  the Fitch
               Discount  Factor shall be the Fitch Discount Factor for corporate debt securities  whose rating equals the  counterparty  rating of the swap  counterparty  and whose maturity equals the maturity of the underlying interest rate swap;

                    (4) For over the counter  interest rate  swaptions and other interest rate  options,  the Fitch  Discount  Factor shall be the
               Fitch Discount Factor for corporate debt securities  whose rating equals the  counterparty  rating of the option  counterparty  and whose  maturity  equals the maturity of the interest rate swap or security underlying the option; or

                    (5) Otherwise,  the Fitch Discount  Factor provided by Fitch in writing.

                                       13

     j. "Fitch Eligible Asset" means:

               (A) cash  (including  interest and  dividends due on assets rated
          (1) BBB or higher by Fitch or the  equivalent  by another NRSRO if the payment date is within five Business Days of the Valuation Date, (2) A or higher by Fitch or the  equivalent  by another NRSRO if the payment date is within thirty days of the Valuation Date, and (3) A+ or higher by Fitch or the  equivalent  by another  NRSRO if the payment  date is within the Fitch Exposure  Period) and  receivables for Fitch Eligible
          Assets sold if the  receivable is due within five Business Days of the
          Valuation Date, and if the trades which generated such receivables are settled within five Business Days;

               (B)  Short  Term  Money  Market  Instruments  so long as (1) such securities  are  rated at least  F1+ by  Fitch  or the  equivalent  by another NRSRO, (2) in the case of demand  deposits,  time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the  equivalent  by  another  NRSRO,  or (3) in all other  cases,  the supporting  entity (x) is rated at least A by Fitch or the  equivalent by another NRSRO and the security  matures  within three months or (y)
          is rated at least AA by Fitch or the  equivalent  by another NRSRO and the security  matures  within six months;  in  addition,  money market funds  subject  to Rule  2a-7  under  the 1940  Act are also  eligible investments;

               (C) U.S. Government Securities and U.S. Treasury Strips;

               (D) debt securities if such securities have been registered under the U.S.  Securities  Act  ("Securities  Act") or are restricted as to resale under U.S. federal  securities laws but are eligible for resale pursuant to Rule 144A under the  Securities  Act; and such  securities are issued by (1) a U.S.  corporation,  limited  liability  company or limited partnership,  (2) a corporation,  limited liability company or limited  partnership  or similar  entity  domiciled in a country whose sovereign debt rating in a non-local  currency is assigned a rating of
          "AAA" ("Approved Foreign Nations"), (3) the government of any Approved
          Foreign Nation or any of its agencies,  instrumentalities or political subdivisions  (the debt securities of Approved  Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited  partnership  domiciled in Canada
          or  (5)   the   Canadian   government   or   any   of  its   agencies,
          instrumentalities  or political  subdivisions  (the debt securities of
          Canadian issuers being referred to collectively as "Canadian  Bonds").
          Foreign Bonds held by the Fund will qualify as Fitch  Eligible  Assets only up to a  maximum  of 20% of the  aggregate  Market  Value  of all assets constituting Fitch Eligible Assets.  Similarly,  Canadian Bonds
          held by the Fund will  qualify as Fitch  Eligible  Assets only up to a
          maximum  of  20%  of  the   aggregate   Market  Value  of  all  assets
          constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences,  Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of
          30% of the  aggregate  Market Value of all assets  constituting  Fitch
          Eligible  Assets.  In addition,  bonds which are issued in  connection
          with   a   reorganization    under   U.S.

                                       14

          federal  bankruptcy  law  ("Reorganization  Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros; (b)
          they do not provide for  conversion or exchange into equity capital at any time over their  lives;  (c) they have been  registered  under the
          Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Fund's  investment  manager or portfolio  manager  acting  pursuant to procedures  approved by the
          Board  of  Trustees  of the  Fund;  (d)  they  were  issued  by a U.S.
          corporation, limited liability company or limited partnership; and (e)
          at the time of  purchase  at least  one year  had  elapsed  since  the issuer's  reorganization.  Reorganization Bonds may also be considered debt securities  constituting  Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably  withheld.
          All  debt  securities   satisfying  the  foregoing   requirements  and
          restrictions  of  this  paragraph  are  herein  referred  to as  "Debt
          Securities";

               (E) debt securities of a corporation,  limited  liability company or limited  partnership  or similar  entity  domiciled  in an Emerging
          Market (as defined below) and debt securities of the government of any
          Emerging Market or any of its agencies, instrumentalities or political subdivisions  (the debt  securities of Emerging  Market  issuers being referred to collectively as "Emerging  Market Debt.") Emerging markets are (1)  countries  classified  by the World Bank as having a "low" or
          "middle" per capital income;  (2) countries that have restructured its sovereign debt during the past 10 years or currently has  restructured sovereign  external  debt  outstanding;  or (3)  countries  assigned a long-term,  foreign  currency/sovereign  rating  below A3/A- by Fitch,
          Moody's or S&P.

               (F) preferred stocks if (1) dividends on such preferred stock are cumulative,  (2) such securities  provide for the periodic  payment of dividends  thereon in cash in U.S. dollars or Euros and do not provide for conversion or exchange into, or have warrants  attached  entitling the holder to receive,  equity capital at any time over the respective lives of such securities, (3) the issuer of such a preferred stock has common  stock  listed  on  either  the New York  Stock  Exchange,  the
          American Stock Exchange or the  over-the-counter  market,  and (4) the issuer of such  preferred  stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent  rating by another  NRSRO.  In addition,  the preferred  stock's issue must be at least $50 million;

               (G) Middle Market Bank Preferred Stock;

               (H)  municipal  obligations  that (i) pay interest in cash,  (ii)
          does not have its Fitch rating, as applicable, suspended by Fitch, and
          (iii)  is  part of an  issue  of  municipal  obligations  of at  least
          $10,000,000.   In  addition,   municipal  obligations  in  the  Fund's
          portfolio  must be within the  following  investment  guidelines to be
          Fitch Eligible Assets.

                                       15

                                                Minimum               Maximum Single         Maximum State Allowed
                                               Issue Size           Underlying Obligor
Rating                                      ($ Millions) (1)          Issuer (%) (2)               (%) (2)(3)
----------                                -------------------       ------------------         -----------------
AAA.................................               10                       100                       100
AA..................................               10                       20                         60
A...................................               10                       10                         40
BBB.................................               10                        6                         20
BB..................................               10                        4                         12
B...................................               10                        3                         12
CCC.................................               10                        2                         12
--------------------
   (1) Preferred stock has a minimum issue size of $50 million.
   (2) The referenced percentage represents maximum cumulating total for the related rating category and each lower rating category. (3) Territorial bonds
   (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Fitch Eligible Assets. For diversification purposes, Puerto
   Rico will be treated as a state.

               For purposes of applying the foregoing  requirements and applying the applicable Fitch Discount Factor, if a Municipal Obligation is not
          rated  by  Fitch  but is rated by  Moody's  and  S&P,  such  Municipal
          Obligation (excluding short-term Municipal Obligations) will be deemed to have the Fitch  rating  which is the lower of the  Moody's  and S&P rating.  If a Municipal  Obligation is not rated by Fitch but is rated by Moody's or S&P, such  Municipal  Obligation  (excluding  short-term
          Municipal  Obligations)  will be deemed to have such rating.  Eligible
          Assets shall be  calculated  without  including  cash;  and  Municipal
          Obligations rated F1 by Fitch or, if not rated by Fitch,  rated MIG-1,
          VMIG-1 or P-1 by Moody's;  or, if not rated by Moody's,  rated A-1+/AA or SP-1+/AA by S&P shall be considered  to have a long-term  rating of
          A. When the Fund sells a Municipal Obligation and agrees to repurchase such Municipal  Obligation at a future date, such Municipal Obligation shall be valued at its  Discounted  Value for purposes of  determining
          Fitch Eligible Assets,  and the amount of the repurchase price of such
          Municipal  Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic  Maintenance  Amount.  When the
          Fund  purchases  a Fitch  Eligible  Asset  and  agrees to sell it at a future date,  such Fitch  Eligible Asset shall be valued at the amount of cash to be  received by the Fund upon such  future  date,  provided that the  counterparty  to the transaction has a long-term debt rating of at least A by Fitch and the  transaction has a term of no more than
          30 days;  otherwise,  such Fitch Eligible Asset shall be valued at the
          Discounted Value of such Fitch Eligible Asset.

               Notwithstanding the foregoing,  an asset will not be considered a
          Fitch Eligible Asset for purposes of determining the Preferred  Shares
          Basic

                                       16

          Maintenance  Amount to the extent it is (i)  subject  to any  material lien, mortgage, pledge, security interest or security agreement of any kind  (collectively,  "Liens"),  except for (a) Liens  which are being contested in good faith by appropriate proceedings and which Fitch (if
          Fitch is then  rating  the  AMPS) has  indicated  to the Fund will not affect the status of such asset as a Fitch Eligible  Asset,  (b) Liens for  taxes  that  are not  then  due and  payable  or that can be paid thereafter  without penalty,  (c) Liens to secure payment for services rendered  or cash  advanced  to the  Fund by the  investment  adviser, custodian or the Auction Agent,  (d) Liens by virtue of any repurchase agreement,  and (e)  Liens  in  connection  with  any  futures  margin account;  or  (ii)  deposited  irrevocably  for  the  payment  of  any liabilities  for purposes of  determining  the Preferred  Shares Basic
          Maintenance Amount.

               (I) common  stocks (i) (A) which are traded on the New York Stock
          Exchange,  the  American  Stock  Exchange  or in the  over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S.
          dollars,  and (C) which may be sold without  restriction  by the Fund;
          provided, however, that (1) common stock which, while a Fitch Eligible
          Asset owned by the Fund,  ceases paying any regular cash dividend will no longer be considered a Fitch  Eligible Asset until 60 calendar days after  the date of the  announcement  of such  cessation,  unless  the issuer of the common stock has senior debt  securities  rated at least
          A- by Fitch and (2) the aggregate  Market Value of the Fund's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of  Outstanding  shares  times the Market  Value of such common
          stock  shall  not  be  a  Fitch's  Eligible  Asset;   (ii)  securities
          denominated in any currency other than the U.S.  dollar and securities of  issuers  formed  under the laws of  jurisdictions  other  than the
          United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or  over-the-counter  and are issued by banks formed under the laws of the United States, its states or the District of Columbia;  provided,  however,  that the  aggregate
          Market  Value of the Fund's  holdings  of  securities  denominated  in currencies  other than the U.S. dollar and ADRs in excess of 3% of the aggregate  Market Value of the  Outstanding  shares of common stock of such  issuer  or in excess of 10% of the  Market  Value of the  Fund's
          Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Argentina, Australia,
          Brazil, Chile, France,  Germany, Italy, Japan, Korea, Mexico, Spain or
          the United Kingdom (the  "Approved  Foreign  Nations")  shall not be a
          Fitch Eligible  Asset;  (iii)  Small-cap  stocks refer to stock with a market  capitalization  between  $300  million to $2 billion;  Mid-cap stocks  refer to stock with a market  capitalization  greater  then $2 billion  but less than $10  billion;  Large-cap  stocks are  companies having a market capitalization greater $10 billion;

Fitch Common Stock Diversification Guidelines:
---------------------------------------------
Type:                              Max. Single Issuer (%)(1)
Large-cap                                       5%

                                       17

Mid-cap                                         5%
Small-cap                                       5%

------------------
(1)  Percentages  represent  both a portion of the  aggregate  market  value and number of outstanding shares of the common stock portfolio.

               (J) warrants on common stocks described above;

               (K) Master  Limited  Partnership  (MLP)  Securities,  which shall include the following securities,  restricted or unrestricted,  issued by an MLP or an affiliate of an MLP: (1) common units, (2) convertible subordinated units, (3) I-Shares,  (4) I-units, (5) LLC securities and
          (6)  debt  securities.  An  investment  by  the  Company  in  the  MLP
          Securities of any single issuer will qualify as a Fitch Eligible Asset only to the extent that such  investment  constitutes 10% of the total assets of the Company.  The amount by which an  investment  in the MLP
          Securities of any single issuer exceeds 10% of the total assets of the
          Company will not qualify as a Fitch Eligible Asset;

               (L) Senior Loans;

               (M) Rule 144A Securities;

               (N) asset-backed and mortgage-backed securities;

               (O) Catastrophe Bonds;

               (P) REIT and other real estate company securities,  subject to 5%
          issuer  limitation  (including  common,   preferred,  debt  and  other
          securities);

               (Q) TRACERs, TRAINs and Structured Notes;

               (R) Fitch Hedging Transactions;

               (S) Swaps, including Total Return Swaps entered into according to
          ISDA;

               (T)  Canadian   Royalty   Trusts  and  Canadian   Income   Trusts
          (collectively,  "Royalty  Trusts")  which shall  include the following securities,  restricted or unrestricted,  issued by a Royalty Trust or an affiliate of a Royalty  Trust:  (1) common units,  (2)  convertible subordinated units, (3) I-Shares,  (4) I-units, (5) LLC securities and
          (6) debt  securities.  An  investment  by the  Company in the  Royalty
          Trusts of any single  issuer will  qualify as a Fitch  Eligible  Asset only to the extent that such  investment  constitutes 10% of the total assets  of the  Company.  The  amount  by which an  investment  in the
          Royalty Trusts of any single issuer exceeds 10% of the total assets of the Company will not qualify as a Fitch Eligible Asset; and

               (U) Marine Transportation  Securities,  subject to limitations in
          (I) common stocks above.

                                       18

               (V) Hedge Instruments: the intrinsic value (i.e. the market price of the  underlying  security  minus the strike  price in the case of a call  option,  and the  strike  price  minus the  market  price of the underlying  security  in the  case of a put  option)  of  long  option positions that are described under "Hedge Instruments" under (ii) (xi)
          and, if positive from the perspective of the Fund, the  mark-to-market value of interest  rate  derivatives  or credit  derivatives  that are described  under  "Hedge  Instruments"  under  (ii)  (xi),  subject to reporting  of the  calculation  of the  discounted  value of the hedge instruments  by  the  Fund  to  Fitch.  Over-the-counter  options  and swaptions  with  expirations  longer than  one-year from the Valuation
          Date will not be included in Fitch Eligible Assets.

               (W)  Credit  Derivatives:  A  security  that  otherwise  would be ineligible  under the foregoing  limitations  solely due to its credit
          rating  but  whose  credit   default  risk  is  protected  by  a  long
          position(s) in credit derivatives with swap counterparties approved by the Board of  Directors  of the Fund and rated BBB- or higher by Fitch
          (or, if not rated by Fitch, the equivalent  rating by S&P or Moody's), subject to reporting of the credit derivative by the Fund to Fitch.

               (X) Synthetic Assets: A Synthetic Asset shall be a Fitch Eligible
          Asset  if the  security  that  the  Synthetic  Asset  is  intended  to replicate  would be a Fitch  Eligible  Asset  under any of (i) through
          (vii) above,  subject to reporting of the  components of the synthetic position by the Fund to Fitch.

Financial  contracts,  as such term is defined in Section  3(c)(2)(B)(ii) of the
1940 Act, not otherwise provided for in this definition may be included in Fitch
Eligible Assets, but, with respect to any financial contract,  only upon receipt by the Fund of a writing from Fitch  specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Fund that including such financial  contract in the manner so specified  would not affect the credit rating assigned by Fitch to the Preferred Shares.

Where the Fund sells an asset and agrees to repurchase such asset in the future, the  Discounted  Value of such asset will  constitute a Fitch Eligible Asset and the amount the Fund is required to pay upon  repurchase of such asset will count as a  liability  for the  purposes of the  Preferred  Shares  Basic  Maintenance
Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future,  cash  receivable  by the Fund  thereby  will  constitute a Fitch
Eligible Asset if the long-term debt of such other party is rated at least A- by
Fitch or the  equivalent by another  Rating Agency and such agreement has a term of 30 days or less;  otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset. Notwithstanding the foregoing, where the Fund loans a security, if the loan is fully collateralized by money market securities or money market mutual fund shares,  then only (a) the value of the money market securities  or money  market  mutual fund shares held by the Fund  pursuant to a securities  lending program  multiplied by 100% if such money market mutual fund shares  are rated  "AAA" by Fitch  (or,  if not rated by Fitch,  the  equivalent rating by S&P or Moody's)  or by 90% if such money  market  securities  or money market  mutual  fund  shares are not rated  "AAA" by Fitch (or,  if not rated by
Fitch,  the equivalent  rating by S&P or Moody's) minus (b) the aggregate amount borrowed against the loaned securities,  if (a) minus (b) is negative,  shall be counted as a liability for purposes of  calculating  the  Preferred  Share Basic
Maintenance Amount.

                                       19

Notwithstanding the foregoing,  an asset will not be considered a Fitch Eligible
Asset to the extent that it has been  irrevocably  deposited  for the payment of
(i)(A) through (i)(E) under the definition of Preferred Basic Maintenance Amount or to the  extent it is subject  to any  Liens,  except for (A) Liens  which are being  contested in good faith by  appropriate  proceedings  and which Fitch has indicated  to the Fund  will not  affect  the  status  of such  asset as a Fitch
Eligible  Asset,  (B) Liens for taxes that are not then due and  payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash  advanced  to the Fund by its  investment  adviser,  the Fund's custodian,  transfer  agent or  registrar  or the  Auction  Agent  and (D) Liens arising by virtue of any repurchase agreement.

In addition and where applicable, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

         Security Rated At            Maximum Single            Maximum Single          Minimum Issue Size
         Least                           Issuer(1)              Industry(1,2)           ($ in million)(3)

              AAA                             100%                     100%              $100
              AA-                              20                       75               100
              A-                               10                       50               100
              BBB-                             6                        25               100
              BB-                              4                        16               50
              B-                               3                        12               50
              CCC                              2                         8               50
     ------------
     (1) Percentages represent a portion of the aggregate market value of the portfolio holdings. (2) Industries are determined according to Fitch's
     Industry Classifications, as defined herein. (3) Preferred stock has a minimum issue size of $50 million for all rating categories in the table.

     k. "Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

     l. "Fitch Hedging Transactions" means purchases or sales of exchange-traded financial  futures  contracts  based on any index  approved  by Fitch,  LIBOR or
Treasury Bonds, and purchases,  writings or sales of exchange-traded put options on such futures contracts,  any index approved by Fitch, LIBOR or Treasury Bonds and  purchases,  writings  or  sales of  exchange-traded  call  options  on such financial  futures  contracts,  any index  approved by Fitch,  LIBOR or Treasury bonds, subject to the following limitations:v.

          (i) The Fund may not engage in any Fitch Hedging  Transaction based on any index  approved by Fitch  (other  than  transactions  that  terminate a futures  contract  or  option  held by the Fund by the  Fund's  taking  the opposite  position thereto ("closing  transactions"))  that would cause the
     Fund at the  time  of such  transaction  to own or  have  sold  outstanding financial  futures contracts based on such index exceeding in number 10% of the average number of daily traded  financial  futures  contracts  based on such index in the 30 days preceding the time of effecting such  transaction as reported by The Wall Street Journal.

                                       20

          (ii) The Fund will not engage in any Fitch Hedging  Transaction  based on Treasury  Bonds or LIBOR  (other than closing  transactions)  that would cause the Fund at the time of such transaction to own or have sold:

               (A)  Outstanding  financial  futures  contracts based on Treasury
          Bonds or LIBOR with such  contracts  having an aggregate  market value exceeding 20% of the aggregate  market value of Fitch Eligible  Assets owned by the Fund and rated at least AA by Fitch (or,  if not rated by
          Fitch  Ratings,  rated at least Aa by  Moody's;  or,  if not  rated by
          Moody's, rated at least AAA by S&P); or

               (B)  Outstanding  financial  futures  contracts based on Treasury
          Bonds or LIBOR with such  contracts  having an aggregate  market value exceeding  40% of the  aggregate  market  value of all Fitch  Eligible
          Assets  owned by the Fund (other than Fitch  Eligible  Assets  already subject  to a Fitch  Hedging  Transaction)  and  rated at least BBB by
          Fitch  (or,  if not  rated by  Fitch  Ratings,  rated at least  Baa by
          Moody's;  or, if not rated by  Moody's,  rated at least A by S&P) (for purposes  of the  foregoing  clauses  (i) and (ii),  the Fund shall be deemed to own futures contracts that underlie any outstanding  options written by the Fund);

          (iii) The Fund may  engage in  closing  transactions  to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street
     Journal is less than an amount to be mutually  determined  by Fitch and the
     Fund.

          (iv) The Fund may not  enter  into an option  or  futures  transaction unless,  after giving effect thereto, the Fund would continue to have Fitch
     Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

     n. "Fitch Industry  Classifications" means, for the purposes of determining
Fitch Eligible Assets, each of the following industry classifications:

        Aerospace & Defense
        Automobiles
        Banking, Finance & Real Estate
        Broadcasting & Media
        Building & Materials
        Cable
        Chemicals
        Computers & Electronics
        Consumer Products Energy
        Environmental Services
        Farming & Agriculture
        Food, Beverage & Tobacco
        Gaming, Lodging & Restaurants
        Healthcare & Pharmaceuticals

                                       21

        Industrial/Manufacturing
        Insurance
        Leisure & Entertainment
        Metals & Mining
        Miscellaneous
        Packaging and Containers
        Paper & Forest Products
        Retail
        Sovereign
        Structured Finance Obligations
        Supermarkets & Drugstores
        Telecommunications
        Textiles & Furniture
        Transportation
        Utilities

The Fund shall use its discretion in determining which industry classification is applicable to a particular investment.

     o. "Fitch Loan  Category"  means the following  four  categories  (and, for purposes of this  categorization,  the Market  Value of a Fitch  Eligible  Asset
trading at par is equal to $1.00):

          (i) "Fitch Loan Category A" means  Performing  Bank Loans which have a
     Market Value or an Approved Price greater than or equal to $0.90.

          (ii) "Fitch Loan Category B" means:  (A)  Performing  Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.80 but less than  $0.90;  and (B)  non-Performing  Bank Loans  which have a Market
     Value or an Approved Price greater than or equal to $0.85.

          (iii) "Fitch Loan  Category C" means (A)  Performing  Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.70 but less than $0.80; (B) non-Performing Bank Loans which have a Market Value or an Approved  Price greater than or equal to $0.75 but less than $0.85;  and
     (C) Performing  Bank Loans without an Approved Price rated BB- or higher by
     Fitch Ratings.  If a security is not rated by Fitch Ratings but is rated by two other  NRSROs,  then the lower of the ratings on the security  from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P  rating  is A- and the  Moody's  rating is Baa1,  a rating by
     Fitch  Ratings of BBB+ will be used).  If a security  is not rated by Fitch
     Ratings  but is rated by only  one  other  NRSRO,  then the  rating  on the security from the other NRSRO will be used to determine the Fitch  Discount
     Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch  Ratings of AAA- will be used,  and where the only rating on a security is a Moody's  rating of Ba3, a rating by Fitch Ratings of BB-
     will be used).

                                       22

          (iv) "Fitch Loan  Category D" means Bank Loans not described in any of the foregoing categories.

          Notwithstanding  any other provision  contained above, for purposes of determining  whether a Fitch  Eligible  Asset falls within a specific Fitch
     Loan  Category,  to the extent that any Fitch  Eligible Asset would fall in more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category  with the lowest  applicable
     Fitch Discount Factor.

     p.  "Foreign  Bonds"  has  the  meaning  set  forth  in  clause  (D) of the definition of "Fitch Eligible Assets."

     q. "Interest Rate Swap" means an  arrangement  whereby two parties  (called counterparties)  enter into an agreement to exchange periodic interest payments.
The  dollar  amount  the  counterparties  pay to each  other  is an  agreed-upon periodic interest rate multiplied by some predetermined dollar principal, called the notional  principal amount. No principal is exchanged between parties to the transaction; only interest is exchanged.

     r. "Interest Rate Cap" means an options  contract which puts an upper limit on a floating  exchange  rate.  The  contract  protects the holder from rises in short-term  interest  rates by making a payment to the holder when an underlying interest rate (the index or reference  interest rate) exceeds a specified strike rate (the cap rate).

     s. "Middle Market Bank Preferred  Stock" means, for purposes of determining the applicable Fitch Discount Factor,  adjustable rate non-cumulative  perpetual preferred  stock issued by small- to mid-sized banks with assets of between $200 million and $10 billion.

     t.  "Performing"  means  with  respect  to any  asset,  the  issuer of such investment is not in default of any payment obligations in respect thereof.

     u. "Pricing  Service" means any pricing service  designated by the Board of
Trustees  of the Fund and  approved  by Fitch or  Moody's,  as  applicable,  for purposes of determining  whether the Fund has Eligible  Assets with an aggregate
Discounted Value that equals or exceeds the Preferred  Shares Basic  Maintenance
Amount.

     v.  "Short-Term  Money  Market  Instrument"  means the  following  types of instruments  if, on the date of  purchase  or other  acquisition  thereof by the
Fund, the remaining term to maturity thereof is not in excess of 180 days:

          (i) commercial  paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

          (ii)  demand  or  time  deposits  in,  and  banker's  acceptances  and certificates  of deposit of (A) a depository  institution  or trust company incorporated  under the laws of the  United  States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a  foreign  depository

                                       23

     institution  (provided  that such  branch  office or agency is  subject  to banking  regulation under the laws of the United States,  any state thereof or the District of Columbia);

          (iii) overnight funds;

          (iv) U.S. Government Securities; and

          (v) Eurodollar  demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit,  if any, and the long-term unsecured  debt  obligations  (other than such  obligations  the ratings of which  are  based on the  credit  of a person  or  entity  other  than such depository  institution or trust company) of such depository institution or
     Fund  company  that have (1) credit  ratings on such  Valuation  Date of at least P-1 from  Moody's  and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each  Valuation  Date of at least Aa3 from  Moody's  and either AA- from
     Fitch or AA- from S&P, in the case of long-term unsecured debt obligations;
     provided,  however, that in the case of any such investment that matures in no more  than  one  Business  Day  from  the  date  of  purchase  or  other acquisition  by the  Fund,  all  of the  foregoing  requirements  shall  be applicable except that the required long-term  unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the  foregoing  credit rating  requirements  shall be deemed to be met with  respect  to a  depository  institution  or trust  company if (1) such depository  institution  or  trust  company  is  the  principal  depository institution in a holding company system,  (2) the  certificates of deposit, if any, of such depository institution or Fund company are not rated on any
     Valuation Date below P-1 by Moody's,  F1+ by Fitch or A-1+ by S&P and there is no long-term  rating,  and (3) the holding company shall meet all of the foregoing credit rating  requirements  (including the preceding  proviso in the case of  investments  that mature in no more than one Business Day from the date of  purchase  or other  acquisition  by the  Fund);  and  provided further,  that the interest  receivable by the Fund shall not be subject to any withholding or similar taxes.

     w. "Structured Notes" means privately negotiated debt obligations where the principal  and/or  interest is determined by reference to the  performance  of a benchmark asset or market (an "embedded index"),  such as selected securities or an index  of  securities,  or the  differential  performance  of two  assets  or markets, such as indices reflecting bonds.

     x.  "Swap"  means  a  derivative   transaction   between  two  parties  who
contractually  agree to  exchange  the  returns  (or  differentials  in rates of return) to be  exchanges or "swapped"  between the  parties,  which  returns are calculated with respect to a "notional amount," i.e., a particular dollar amount invested  at  a  particular  interest  rate  or  in  a  "basket"  of  securities representing a particular index.

     y. "Total Return Swap" means an agreement  between  counterparties in which one party agrees to make payments of the total return from underlying  asset(s), which may include  securities,  baskets of  securities,  or  securities  indices during the specified period, in return

                                       24

for payments  equal to a fixed or floating  rate of interest or the total return from other underlying asset(s).

     z. "TRACERs" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

     aa.  "TRAINs"  means  Targeted  Return  Index  Securities,  which are trust certificates comprised of bonds that are chosen to track a particular index.

     bb.  "U.S.   Government   Securities"   mean  securities  that  are  direct
obligations  of, and obligations the timely payment of principal and interest on which is fully  guaranteed  by,  the  United  States of America or any agency or instrumentality  of the United States of America,  the  obligations of which are backed by the full faith and credit of the United  States of America  and in the form of conventional bills, bonds and notes.

     cc.  "U.S.  Treasury  Securities"  means direct  obligations  of the United
States  Treasury  that are  entitled  to the full faith and credit of the United
States.

     dd.  "U.S.  Treasury  Strips"  means  securities  based  on  U.S.  Treasury
Securities  created  through the  Separate  Trading of  Registered  Interest and
Principal of Securities program.

     ee. "Valuation Date" means, for purposes of determining whether the Fund is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue.

                                       25

                                                                   APPENDIX A

                                      FUNDS

                                       26